UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, Suite 1526

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 521-4406

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Sherb & Co., LLP

On March 1, 2013, The Grilled Cheese Truck, Inc. (formerly Trig Acquisition 1, Inc.) (the “Company”) dismissed Sherb & Co., LLP (“Sherb”) as the Company’s independent registered public accounting firm. The Company has engaged Marcum LLP (“Marcum”) as its registered public accounting firm, effective March 1, 2013. The decision to change registered public accounting firms and the appointment of the new registered public accounting firm was made by the Company’s Board of Directors.

The reports of Sherb on the financial statements of the Company as of and for the two most recent fiscal years did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Sherb on the financial statements of the Company for the year ended December 31, 2011 contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through March 1, 2013, there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sherb, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through March 1, 2013, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and through the March 1, 2013, the Company did not consult with Marcum with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Sherb a copy of the foregoing disclosures and requested Sherb to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made therein. A copy of that letter dated March 7, 2013, furnished by Sherb is filed as Exhibit 16.1 to this Current Report on Form 8-K (this “Report”).

Engagement of RBSM LLP

On April 11, 2013, the Company dismissed Marcum as the Company’s independent registered public accounting firm. The Company has engaged RBSM LLP (“RBSM”) as its registered public accounting firm, effective April 11, 2013. The decision to change registered public accounting firms and the appointment of the new registered public accounting firm was made by the Company’s Board of Directors.

From March 1, 2013, the date that Marcum was engaged, and through April 11, 2013, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the period March 1, 2013 through the date of dismissal, Marcum has not issued an opinion on the financial statements of the Company. During the two most recent fiscal years and through April 11, 2013, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and through the April 11, 2013, the Company did not consult with RBSM with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum a copy of the foregoing disclosures and requested Marcum to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made therein. A copy of that letter dated April 29, 2013, furnished by Marcum is filed as Exhibit 16.2 to this Report.

Item 5.03      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

As previously disclosed on its Definitive Information Statement on Schedule 14C as filed with the SEC on January 30, 2013, the Company changed its name from “Trig Acquisition 1, Inc.” to the “The Grilled Cheese Truck, Inc.” (the “Name Change”). On February 19, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to affect the Name Change. A copy of the Amendment is attached to this Report as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation
16.1	Letter from Sherb & Co., LLP to the Securities and Exchange Commission dated March 7, 2013.
16.2	Letter from Marcum LLP to the Securities and Exchange Commission dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes
President

Date: April 29, 2013